Exhibit 4.5

CONSOL ENERGY INC.

SUPPLEMENTAL INDENTURE NO. 14

$250,000,000

7.875% Notes due 2012

THIS SUPPLEMENTAL INDENTURE No. 14, dated as of April 30, 2010 (this “Supplemental Indenture No. 14”), by and among CONSOL ENERGY INC., a Delaware corporation (the “Company”), the Guarantors listed on Schedule I hereto and THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, a New York trust company, as trustee under the Indenture referred to below (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of March 7, 2002 (the “Indenture”), a Supplemental Indenture No. 1 dated as of March 7, 2002, a Supplemental Indenture No. 2 dated as of September 30, 2003, a Supplemental Indenture No. 3 dated as of April 15, 2005, a Supplemental Indenture No. 4 dated as of August 8, 2005, a Supplemental Indenture No. 5 dated as of October 21, 2005, a Supplemental Indenture No. 6 dated as of August 2, 2006, a Supplemental Indenture No. 7 dated as of March 12, 2007, a Supplemental Indenture No. 8 dated as of May 7, 2007, a Supplemental Indenture No. 9 dated as of September 6, 2007, a Supplemental Indenture No. 10 dated as of November 12, 2007, a Supplemental Indenture No. 11 dated as of June 3, 2008, a Supplemental Indenture No. 12 dated as of July 28, 2008, and a Supplemental Indenture No. 13 dated as of March 22, 2010 (such Supplemental Indentures, collectively, the “Supplemental Indentures”) providing for the issuance of the 7.875% Notes due 2012 in the aggregate principal amount of $250,000,000;

WHEREAS, Article IX of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture;

WHEREAS, on April 30 2010, CONSOL Gas Company (formerly known as Dominion Exploration & Production, Inc.), a Delaware corporation and indirect subsidiary of the Corporation, CONSOL Gas Coalbed Methane Inc. (formerly known as Dominion Coalbed Methane, Inc.), a Delaware corporation and indirect subsidiary of the Corporation, CONSOL Gas Reserves Inc. (formerly known as Dominion Reserves, Inc.), a Virginia corporation and indirect subsidiary of the Corporation, CONSOL Gas Appalachian Development Properties LLC (formerly known as Dominion Appalachian Development Properties, LLC), a Virginia limited liability company and indirect subsidiary of the Corporation, and CONSOL Gas Appalachian Development LLC (formerly known as Dominion Appalachian Development, LLC), a Virginia limited liability company and indirect subsidiary of the Corporation (each a “Subsidiary” and collectively, the “Subsidiaries”), entered into a Supplemental Indenture, dated as of April 30, 2010, by and among the Company, the Existing Subsidiary Guarantors named therein and The Bank of Nova Scotia Trust Company of New York, as trustee, relating to the 8.00% Senior Notes Due 2017, under which the Subsidiaries will guarantee Indebtedness (as defined in the Indenture) and a Supplemental Indenture, dated as of April 30, 2010, by and among the Company, the Existing Subsidiary Guarantors named therein and The Bank of Nova Scotia Trust Company of New York, as trustee, relating to the 8.25% Senior Notes Due 2020, under which the Subsidiaries will guarantee Indebtedness (as defined in the Indenture);

WHEREAS, pursuant to Section 4.07 of the Indenture, upon the guarantee of Indebtedness under each of the Supplemental Indentures dated April 30, 2010 relating to the 8.00% Senior Notes Due 2017 and the 8.25% Senior Notes Due 2020, the Subsidiaries would become Guarantor Subsidiaries within the meaning of that term in the Indenture and are required to deliver a Subsidiaries Guarantee;

WHEREAS, Section 9.01(a)(11) of the Indenture provides that the Company, the Guarantor Subsidiaries and the Trustee may enter into an indenture supplemental to the Indenture to allow any Guarantor Subsidiaries to execute a supplemental indenture in respect of a Subsidiaries Guarantee;

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture No. 14, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE No. 14 WITNESSETH:

For and in consideration of the premises, the Company, the Guarantor Subsidiaries and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities of such series as follows:

ARTICLE ONE

RELATION TO INDENTURE; DEFINITIONS; RULES OF CONSTRUCTION

SECTION 1.1 Relation to Indenture. This Supplemental Indenture No. 14 constitutes an integral part of the Indenture.

SECTION 1.2 Rules of Construction. For all purposes of this Supplemental Indenture No. 14:

(a) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 14;

2

(c) the terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture No. 14; and

(d) in the event of a conflict with the definition of terms in the Indenture, the definitions in this Supplemental Indenture No. 14 shall control.

ARTICLE TWO

GUARANTOR SUBSIDIARIES

SECTION 2.1 Subsidiaries Guarantees. Effective as of the date hereof, each of the Guarantors hereby fully and unconditionally Guarantee the Company’s Obligations under the Indenture and under any Securities of any Series issued under the Indenture in accordance with Article XI of the Indenture.

SECTION 2.2 Guarantor Subsidiaries and Guarantors. Effective as of the date hereof, (i) the Guarantor Subsidiaries listed on Schedule I of the Indenture shall be as set forth on Schedule I attached hereto and (ii) the “Guarantors” as defined in the Supplemental Indentures shall mean those subsidiaries of the Company listed on Schedule I attached hereto.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

SECTION 3.1 Ratification. The Indenture, as supplemented and amended by the Supplemental Indentures and this Supplemental Indenture No. 14, is in all respects hereby adopted, ratified and confirmed.

SECTION 3.2 Trustee Not Liable for Recitals. The recitals contained herein are made by the Company and the Guarantors, and the Trustee assumes no liability for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 14.

SECTION 3.3 Counterparts. This Supplemental Indenture No. 14 may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 3.4 Governing Law. THIS SUPPLEMENTAL INDENTURE NO. 14 SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

[remainder of page intentionally left blank]

3

[Supplemental Indenture No. 14 Signature Page - Page 1 of 7]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 14 to be duly executed as of the day and year first above written.

CONSOL ENERGY INC.

By:	/s/ John M. Reilly
	Name:	John M. Reilly
	Title:	Vice President and Treasurer
	Date:	May 3, 2010

[Supplemental Indenture No. 14 Signature Page - Page 2 of 7]

GUARANTOR SUBSIDIARIES and GUARANTORS:

AMVEST COAL & RAIL, L.L.C.
AMVEST COAL SALES, INC.
AMVEST CORPORATION
AMVEST GAS RESOURCES, INC.
AMVEST MINERAL SERVICES, INC.
AMVEST MINERALS COMPANY, L.L.C.
AMVEST OIL & GAS, INC.
AMVEST WEST VIRGINIA COAL, L.L.C.
BRAXTON-CLAY LAND & MINERAL, INC.
CNX GAS COMPANY LLC
CNX LAND RESOURCES INC.
CNX MARINE TERMINALS INC.
CONSOL ENERGY HOLDINGS LLC VI
CONSOL ENERGY HOLDINGS LLC XVI
CONSOL ENERGY SALES COMPANY
CONSOL GAS APPALACHIAN DEVELOPMENT LLC
CONSOL GAS APPALACHIAN DEVELOPMENT PROPERTIES LLC
CONSOL GAS COALBED METHANE INC.
CONSOL GAS COMPANY
CONSOL GAS RESERVES INC.
CONSOL OF CANADA INC.
CONSOL OF CENTRAL PENNSYLVANIA LLC
CONSOL OF KENTUCKY INC.
CONSOL OF OHIO LLC
CONSOL OF WV LLC
CONSOL OF WYOMING LLC
CONSOL PENNSYLVANIA COAL COMPANY LLC
FOLA COAL COMPANY, L.L.C.
GLAMORGAN COAL COMPANY, L.L.C.
LEATHERWOOD, INC.
LITTLE EAGLE COAL COMPANY, L.L.C.

[Supplemental Indenture No. 14 Signature Page - Page 3 of 7]

MON RIVER TOWING, INC.
MTB INC.
NICHOLAS-CLAY LAND & MINERAL, INC.
PETERS CREEK MINERAL SERVICES, INC.
RESERVE COAL PROPERTIES COMPANY
ROCHESTER & PITTSBURGH COAL COMPANY
TEAGLE COMPANY, L.L.C.
TECPART CORPORATION
TERRA FIRMA COMPANY
TERRY EAGLE COAL COMPANY, L.L.C.
VAUGHAN RAILROAD COMPANY
WOLFPEN KNOB DEVELOPMENT COMPANY

By:	/s/ John M. Reilly
John M. Reilly, Treasurer of each Guarantor listed above on behalf of each such Guarantor

	Date:	May 3, 2010

TERRY EAGLE LIMITED PARTNERSHIP

By:	TECPART Corporation, a general partner

	By:	/s/ John M. Reilly
	Name:	John M. Reilly
	Title:	Treasurer
	Date:	May 3, 2010

By:	TEAGLE Company, L.L.C., a general partner

[Supplemental Indenture No. 14 Signature Page - Page 4 of 7]

	By:	/s/ John M. Reilly
	Name:	John M. Reilly
	Title:	Treasurer
Date: May 3, 2010

CNX GAS CORPORATION

By:	/s/ John M. Reilly
Name:	John M. Reilly
Title:	Vice President, Treasurer and Assistant Secretary
Date:	May 3, 2010

CARDINAL STATES GATHERING COMPANY

By:	CNX Gas Company LLC, as Partnership Manager

	By:	/s/ John M. Reilly
	Name:	John M. Reilly
	Title:	Treasurer
	Date:	May 3, 2010

CENTRAL OHIO COAL COMPANY
CONSOLIDATION COAL COMPANY
EIGHTY-FOUR MINING COMPANY

[Supplemental Indenture No. 14 Signature Page - Page 5 of 7]

HELVETIA COAL COMPANY
ISLAND CREEK COAL COMPANY
KEYSTONE COAL MINING CORPORATION
LAUREL RUN MINING COMPANY
McELROY COAL COMPANY
SOUTHERN OHIO COAL COMPANY
TWIN RIVERS TOWING COMPANY
WINDSOR COAL COMPANY

By:	/s/ Daniel S. Cangilla
Daniel S. Cangilla, Treasurer of each Guarantor Subsidiary listed above on behalf of each such Guarantor Subsidiary

Date:	May 3, 2010

CONSOL FINANCIAL INC.

By:	/s/ Christopher C. Jones
Name:	Christopher C. Jones
Title:	Vice President and Secretary
Date:	May 3, 2010

CONRHEIN COAL COMPANY

By:	CONSOLIDATION COAL COMPANY, a general partner

	By:	/s/ Daniel S. Cangilla
	Name:	Daniel S. Cangilla
	Title:	Treasurer
	Date:	May 3, 2010

[Supplemental Indenture No. 14 Signature Page - Page 6 of 7]

MOB CORPORATION

By:	/s/ Stephen W. Johnson
Name:	Stephen W. Johnson
Title:	Secretary
Date:	May 3, 2010

KNOX ENERGY, LLC

By:	/s/ Stephen W. Johnson
Name:	Stephen W. Johnson
Title:	Secretary
Date:	May 3, 2010

COALFIELD PIPELINE COMPANY

By:	/s/ Stephen W. Johnson
Name:	Stephen W. Johnson
Title:	Secretary
Date:	May 3, 2010

[Supplemental Indenture No. 14 Signature Page - Page 7 of 7]

TRUSTEE:
THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, as Trustee

By:	/s/ Warren Goshin
	Name:	Warren Goshine
	Title:	Vice President

SCHEDULE I

GUARANTOR SUBSIDIARIES AND GUARANTORS:

AMVEST Coal & Rail, L.L.C.

(Virginia limited liability company)

AMVEST Coal Sales, Inc.

(Virginia corporation)

AMVEST Corporation

(Virginia corporation)

AMVEST Gas Resources, Inc.

(Virginia corporation)

AMVEST Mineral Services, Inc.

(Virginia corporation)

AMVEST Minerals Company, L.L.C.

(Virginia limited liability company)

AMVEST Oil & Gas, Inc.

(Virginia corporation)

AMVEST West Virginia Coal, L.L.C.

(West Virginia limited liability company)

Braxton-Clay Land & Mineral, Inc.

(West Virginia corporation)

Cardinal States Gathering Company

(Virginia general partnership)

Central Ohio Coal Company

(Ohio corporation)

CNX Gas Corporation

(Delaware corporation)

CNX Gas Company LLC

(Virginia limited liability company)

CNX Land Resources Inc.

(Delaware corporation)

CNX Marine Terminals Inc.

(Delaware corporation)

Coalfield Pipeline Company

(Tennessee corporation)

Conrhein Coal Company

(Pennsylvania general partnership)

CONSOL Energy Holdings LLC VI

(Delaware limited liability company)

CONSOL Energy Holdings LLC XVI

(Delaware limited liability company)

CONSOL Gas Appalachian Development LLC

(Virginia limited liability company)

CONSOL Gas Appalachian Development Properties LLC

(Delaware corporation)

CONSOL Gas Coalbed Methane Inc.

(Delaware corporation)

CONSOL Gas Company

(Delaware corporation)

CONSOL Gas Reserves Inc.

(Virginia corporation)

CONSOL Energy Sales Company

(Delaware corporation)

CONSOL Financial Inc.

(Delaware corporation)

CONSOL of Canada Inc.

(Delaware corporation)

CONSOL of Central Pennsylvania LLC

(Pennsylvania limited liability company)

CONSOL of Kentucky Inc.

(Delaware corporation)

CONSOL of Ohio LLC

(Ohio limited liability company)

CONSOL of WV LLC

(West Virginia limited liability company)

CONSOL of Wyoming LLC

(Delaware limited liability company)

CONSOL Pennsylvania Coal Company LLC

(Delaware limited liability company)

Consolidation Coal Company

(Delaware corporation)

Eighty-Four Mining Company

(Pennsylvania corporation)

Fola Coal Company, L.L.C.

(West Virginia limited liability company)

Glamorgan Coal Company, L.L.C.

(Virginia limited liability company)

Helvetia Coal Company

(Pennsylvania corporation)

Island Creek Coal Company

(Delaware corporation)

Keystone Coal Mining Corporation

(Pennsylvania corporation)

Knox Energy, LLC

(Tennessee limited liability company)

Laurel Run Mining Company

(Virginia corporation)

Leatherwood, Inc.

(Pennsylvania corporation)

Little Eagle Coal Company, L.L.C.

(West Virginia limited liability company)

McElroy Coal Company

(Delaware corporation)

MOB Corporation

(Pennsylvania corporation)

Mon River Towing, Inc.

(Pennsylvania corporation)

MTB Inc.

(Delaware corporation)

Nicholas-Clay Land & Mineral, Inc.

(Virginia corporation)

Peters Creek Mineral Services, Inc.

(Virginia Corporation)

Reserve Coal Properties Company

(Delaware corporation)

Rochester & Pittsburgh Coal Company

(Pennsylvania corporation)

Southern Ohio Coal Company

(West Virginia corporation)

TEAGLE Company, L.L.C.

(Virginia limited liability company)

TECPART Corporation

(Virginia corporation)

Terra Firma Company

(West Virginia corporation)

Terry Eagle Coal Company, L.L.C.

(West Virginia limited liability company)

Terry Eagle Limited Partnership

(West Virginia limited partnership)

Twin Rivers Towing Company

(Delaware corporation)

Vaughan Railroad Company

(West Virginia corporation)

Windsor Coal Company

(West Virginia corporation)

Wolfpen Knob Development Company

(Virginia corporation)